SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                    001-16533                63-1261433
(State of Incorporation)      (Commission File No.)      (IRS Employer I.D. No.)


100 Brookwood Place, Birmingham, Alabama                      35209
 (Address of Principal Executive Office)                    (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))


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Item 2.01. Completion of Acquisition or Disposition of Assets.

     On August 3, 2005, ProAssurance Corporation ("ProAssurance") completed its acquisition of NCRIC Group, Inc. ("NCRIC") through the merger of NCRIC into a newly formed, wholly-owned subsidiary of ProAssurance pursuant to the Agreement and Plan of Merger dated February 28, 2005 between ProAssurance and NCRIC ("Merger Agreement"). In accordance with the Merger Agreement, each outstanding share of NCRIC common stock was converted into 0.25 of a share of ProAssurance common stock resulting in approximately 1.74 million shares of ProAssurance common stock being issued in the transaction. The shares of ProAssurance common stock issued in the merger were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (SEC File No. 333-124156) (the "Registration Statement"). The merger is described in greater detail in the proxy statement-prospectus included in the Registration Statement that was mailed to the NCRIC stockholders on June 27, 2005. The number of issued and outstanding shares of ProAssurance common stock increased to approximately 31.3 million as a result of the merger.

     For further information, reference is made to the news release dated August 3, 2005 which is included as Exhibit 99.1 to this Current Report on Form 8-K.


Item 7.01. Regulation FD Disclosure

     On August 3, 2005, ProAssurance Corporation announced the completion of its acquisiton of NCRIC Group., Inc., and affirmed that the merger would be effective upon the close of business on August 3, 2005. This follows ProAssurance's announcement on August 2, 2005 that NCRIC's shareholders approved the acquisition of NCRIC by ProAssurance. This acquisition is taking place pursuant to a merger agreement dated February 28, 2005. A copy of the news release announcing the closing is included as Exhibit 99.1 to this Current Report on Form 8-K.


Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

     The audited consolidated balance sheets of NCRIC as of December 31, 2004 and 2003 and the consolidated statements of income and changes in cash flow for the years ended December 31, 2004, 2003, and 2002 have been filed with the SEC as part of NCRIC's Form 10-K/A for the year ended December 31, 2004 (File No. 0-25505), and are incorporated herein by reference.

     The unaudited consolidated balance sheet osf NCRIC as of March 31, 2005 and 2004 and the statements of income and cash flows for the three months ended March 31, 2005 and 2004 are included in NCRIC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, and are incorporated herein by this reference.

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(b) Pro Forma Financial Information.

     The following unaudited pro forma condensed financial statements are included as part of the Registration Statement and are incorporated herein by reference: (i) unaudited consolidated balance sheet which gives effect to the merger as if it had occurred on March 31, 2005; and (ii) unaudited consolidated statements of income for the three months ended March 31, 2005 and for the year ended December 31, 2004, each of which gives effect to the merger, treated as a purchase, as if it had occurred on January 1, 2004; and (iii) notes to such pro forma financial statements describing the pro forma adjustments.


(c) Exhibits

     Exhibit 99.1 - News release dated August 3, 2005

     We are furnishing the exhibit to this Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2005



                                           PROASSURANCE CORPORATION






                                           By: /s/ Edward L. Rand, Jr.
                                           -------------------------------------
                                                   Edward L. Rand, Jr.
                                                   Chief Financial Officer


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